UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 14, 2005

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 3

Item 1.01. Entry into a Material Definitive Agreement

On January 14, 2005, we amended our credit agreement with a syndicate of banks of which JPMorgan Chase Bank is the Administrative Agent. The purpose of the amendment was to add one of our subsidiaries, Weatherford Liquidity Management Hungary Limited Liability Company, as a co-borrower. For convenience, the credit agreement as amended was restated in its entirety at the time of the amendment. Other than the addition of a co-borrower, the material terms of the credit agreement remain the same and are disclosed on page 30 of our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2003. A copy of the amended and restated credit agreement is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibit

4.1	Amended and Restated Credit Agreement dated as of January 14, 2005, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: January 14, 2005	/s/ Lisa W. Rodriguez

Lisa W. Rodriguez
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit
4.1	Amended and Restated Credit Agreement dated as of January 14, 2005, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto.